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                                                                    EXHIBIT 10.3



               AMENDED AND RESTATED CONSULTING SERVICES AGREEMENT

      This AMENDED AND RESTATED CONSULTING SERVICES AGREEMENT ("Agreement") is made and entered into as of the 9th day of September, 2004, by and between T-NETIX, Inc., a Delaware corporation ("T-NETIX"), Evercom Systems, Inc., a Delaware corporation ("ESI", and together with T-NETIX, each a "Company" and together the "Companies"), and H.I.G. Capital, LLC, a Delaware limited liability company (the "Consultant"). This Agreement amends and restates in its entirety that certain Consulting Services Agreement, dated as of March 3, 2004, by and between T-NETIX and the Consultant.

      1. Appointment of the Consultant. The Companies appoint the Consultant and the Consultant accepts appointment on the terms and conditions provided in this Agreement as a consultant to the business of each Company, their parent companies and their subsidiaries, including any other entities hereafter formed or acquired by either Company or any such parent or subsidiary to engage in any business (collectively, the "Company Group").

      2. Board of Directors Supervision. The activities of the Consultant to be performed under this Agreement shall be subject to the supervision of the Board of Directors of the each respective Company (each, a "Board") to the extent required by applicable law or regulation and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the respective Board and in effect from time to time. Where not required by applicable law or regulation, the Consultant shall not require the prior approval of either Board to perform its duties under this Agreement.

      3. Authority of the Consultant. Subject to any limitations imposed by applicable law or regulation, the Consultant shall render management, consulting and financial advisory services to the Company Group, which services shall include advice and assistance concerning any and all aspects of the operations, planning and financing of the Company Group as needed from time to time, including conducting relations on behalf of the Company Group with accountants, attorneys, bankers, financial advisors and other professionals. The Consultant will also make periodic reports to the Companies with respect to the management services provided hereunder and the value of the assets of the Company Group. The Consultant will use its best efforts to cause its employees and agents to provide the Company Group with the benefit of their special knowledge, skill and business expertise to the extent relevant to the business and affairs of the Company Group.

      4. Reimbursement of Expenses; Independent Contractor. All obligations or expenses incurred by the Consultant in the performance of its duties under this Agreement shall be for the account of, on behalf of, and at the expense of the Companies, on a joint and several basis. The Consultant shall not be obligated to make any advance to or for the account of either Company or any other member of the Company Group or to pay any sums, except out of funds held in accounts maintained by either Company nor shall the Consultant be obligated to incur any liability or obligation for the account of either Company or any other member of the Company Group without assurance that the necessary funds for the discharge of such liability or obligation will be provided. The Consultant shall be an independent contractor, and nothing contained in this Agreement shall be deemed or construed (i) to create a partnership or joint
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venture between either Company or any other member of the Company Group and the
Consultant, or (ii) to cause the Consultant to be responsible in any way for the debts, liabilities or obligations of the Company Group or any other party, or
(iii) to constitute the Consultant or any of its employees as employees, officers or agents of any member of the Company Group.

      5. Other Activities of the Consultant; Investment Opportunities. Each Company acknowledges and agrees that neither the Consultant nor any of the Consultant's employees, officers, directors, affiliates or associates shall be required to devote full time and business efforts to the duties of the Consultant specified in this Agreement, but instead shall devote only so much of such time and efforts as the Consultant reasonably deems necessary. Each Company further acknowledges and agrees that the Consultant and its affiliates are engaged in the business of investing in, acquiring and/or managing businesses for the Consultant's own account, for the account of the Consultant's affiliates and associates and for the account of other unaffiliated parties, and understands that the Consultant plans to continue to be engaged in such businesses (and other business or investment activities) during the term of this Agreement. No aspect or element of such activities shall be deemed to be engaged in for the benefit of the Company Group or any member thereof nor to constitute a conflict of interest. Furthermore, notwithstanding anything herein to the contrary, the Consultant shall be required to bring only such investments and/or business opportunities to the attention of the Companies as the Consultant, in its sole discretion, deems appropriate.

      6. Compensation of the Consultant. In consideration of Consultant's agreement to provide the management services described herein, the Companies will pay, on a joint and several basis, to the Consultant the following fees:

      (a) The Companies will pay, on a joint and several basis, to the Consultant a yearly base cash consulting and management fee equal to $750,000 (the "Consulting Fee"), to be paid quarterly in arrears on each May 15, August 15, November 15 and February 15 of each year (commencing with the first such payment on November 15, 2004). The payment by the Companies of the Consulting Fee hereunder is subject to the applicable restrictions contained in the Credit Agreement, dated as of September 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Securus Technologies, Inc., a Delaware corporation (together with its successors and assigns, the "Parent"), as borrower, each subsidiary of the Parent listed as a Guarantor on the signature pages thereto, the financial institutions from time to time party thereto (collectively, the "Lenders"), ING Capital LLC, as the Issuing Lender, and ING Capital LLC, as the administrative agent (the "Administrative Agent"). If any such restrictions prohibit the payment of any installment of the Consulting Fee, such installment shall accrue and the Companies shall make such installment payment as soon as it is permitted to do so under such restrictions.

      (b) Upon termination of this Agreement pursuant to Section 7(b) below, the Companies will pay a fee of two percent (2%) of the Enterprise Value of the Parent. As used herein, "Enterprise Value" means:

            (i) with respect to the Parent's initial public offering, an amount equal to the initial public offering price per share in such initial public offering multiplied by the

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      number of shares of the Parent outstanding on a fully diluted basis after giving effect to such initial public offering; and

            (ii) with respect to a termination described in Section 7(b)(ii) below, the Total Value (as defined below).

      (c) As used herein "Total Value" means the total cash and non-cash consideration paid to any member of the Company Group or any shareholder thereof in any transaction or a series of transactions described in Section 7(b)(ii) below (each, a "Transaction"), including, without limitation, the amount of all indebtedness for borrowed money of any member of the Company Group party to or the subject of such Transaction, which is assumed, acquired, retired, extinguished or defeased by the purchaser or acquiror, or with respect to any entity acquired by the purchaser or acquiror, which otherwise remains outstanding. The value of any non-cash consideration included in Total Value shall be determined as follows:

            (i) The value of stock and other securities that are Freely Tradeable shall be the average closing market price of such stock or securities for the five consecutive business days preceding the public announcement of the definitive agreement to enter into a Transaction. For purposes of the foregoing, a security shall be "Freely Tradeable" if such security is listed on the New York Stock Exchange, American Stock Exchange, Nasdaq National Market, the Nasdaq Small Cap Market or on another U.S. stock exchange, quotation service or foreign stock exchange of comparable depth and liquidity.

            (ii) The value of stock and other securities that are not Freely Tradeable and the value of all other non-cash consideration, other than consideration of the nature described in paragraph (iii) below, shall be the fair market value thereof at the time of closing of the Transaction as determined by the Consultant in good faith.

            (iii) The value of deferred installments and contingent payments shall be estimated for the purposes of fee calculation at an expected present value mutually agreeable to the Companies and Consultant at the time of closing of the Transaction.

      (d) In addition to the fees payable to the Consultant, we understand that other professional service firms may also receive an advisory fee or fees pursuant to a letter agreement between those firms and either Company. In no event will the fee or fees payable to the Consultant hereunder be reduced or offset against any amounts paid or payable to (i) the Consultant under any consulting or other agreements between the Consultant and either Company or (ii) other professional services firms or any other party.

      7. Term and Termination.

      (a) This Agreement shall commence as of the date hereof and shall remain in effect through September 9, 2009, unless (i) terminated pursuant to Section 7(b) below or (ii) the Consultant or any of its affiliates shall cease to own at least 20% of the issued and outstanding capital stock of the Parent prior to the consummation of any Transaction.

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      (b) Upon (i) the Parent's initial public offering, or (ii) whether in one or a series of transactions, the sale, transfer or other disposition, directly or indirectly, of all or substantially all of the assets of the Company Group, whether by way of a sale, transfer or other disposition of securities of any member of the Company Group, merger or consolidation, reorganization, recapitalization or restructuring, tender or exchange offer, negotiated purchase, leveraged buyout or otherwise, this Agreement shall immediately terminate and, except for Section 4, Section 6 (with respect to fees owed to the Consultant thereunder), Section 11, Sections 13 through 19 and Section 21 which shall survive such termination, shall be of no further force and effect.

      8. Use of Information. Each Company agrees to furnish or cause to be furnished to the Consultant all necessary or appropriate information for use in carrying out its obligations hereunder. Each Company agrees that any information or advice rendered by Consultant or any of its representatives pursuant to this Agreement is for the confidential use of the Company Group and the Company Group will not, and will not permit any third party to, use it for any other purpose or disclose or otherwise refer to such advice or information, or to the Consultant, in any manner without the prior written consent of the Consultant.

      9. Certain Acknowledgments. Each Company acknowledges that the Consultant has been retained hereunder solely as an adviser to the Company Group, and not as an adviser to or agent of any other person, and that the Companies' engagement of the Consultant pursuant to this Agreement is as an independent contractor and not in any other capacity including as a fiduciary. Neither this engagement, nor the delivery of any advice in connection with this engagement, is intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of any member of the Company Group) as against the Consultant its affiliates or their respective directors, officers, agents and employees.

      10. Standard of Care. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, losses sustained by the Companies or any member of the Company Group or any acts or omissions of any kind (including acts or omissions of the Consultant), unless caused by the gross negligence or willful misconduct of the Consultant.

      11. Indemnification of the Consultant. The Companies will jointly and severally indemnify and hold harmless the Consultant and its present and future officers, directors, affiliates, employees and agents ("Indemnified Parties") to the fullest extent permitted by law (as if the Indemnified Persons were officers or directors of the Companies), including for acts of Indemnified Parties constituting negligence, against any and all losses, claims, damages or liabilities (including reasonable attorneys' fees) (together, "Losses") in connection with Consultant's engagement or any other matter referred to in this Agreement, except to the extent that any Losses result from the gross negligence or willful misconduct of the Consultant in performing its obligations hereunder. Each Company further agrees, jointly and severally, to reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorneys' fees and expenses), subject to an undertaking from such Indemnified Party to repay the Companies if it is determined that such party is not entitled to such indemnity. The indemnity obligations under this Section 11 shall be in addition to any liability that either Company may otherwise have and shall be binding upon and inure to the

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benefit of any successors, assigns, heirs and personal representatives of the
Companies, the Consultant or any of the other Indemnified Parties.

      12. Assignment. Without the consent of the Consultant, the Companies shall not assign, transfer or convey any of their rights, duties or interest under this Agreement, nor shall they delegate any of the obligations or duties required to be kept or performed by them hereunder. The Consultant shall not assign, transfer or convey any of its rights, duties or interests under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it under this Agreement, except that the Consultant may transfer its rights and obligations hereunder to one of its affiliates.

      13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, with first-class postage fees prepaid, or if hand delivered against receipt or if sent via facsimile transmission upon electronic confirmation of receipt thereof during normal business hours, to the applicable party at the address indicated below:

             If to T-NETIX:          2155 Chenault Drive, Suite 410
                                     Carrollton, Texas 75006
                                     Attention: Board of Directors
                                     Facsimile: (972) 241-1537

             If to ESI:              Evercom Systems, Inc.
                                     8201 Tristar Drive
                                     Irving, Texas 75063
                                     Attention: Board of Directors
                                     Facsimile: (972) 988-3774

            If to the Consultant:    H.I.G. Capital, LLC
                                     1001 Brickell Bay Drive, 27th Floor
                                     Miami, Florida 33131
                                     Attention: Mr. Brian Schwartz
                                     Facsimile: (305) 379-2013

or, to each party, to such other address as shall be designated by such party in a written notice to the other party pursuant to the provisions of this Section
13. All such notices, requests, demands and other communications shall be effective when sent.

      14. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

      15. No Waiver. The failure by any party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall

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continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

      16. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.

      17. Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the laws of any other state.

      18. Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

      19. Jurisdiction; Service of Process. Any proceeding arising out of or relating to this Agreement may be brought in the courts of the State of New York, County of Manhattan, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. The parties agree that any or all of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

      20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

      21. Restrictions Relating to Fees Due Hereunder. Notwithstanding any provision herein to the contrary, neither the Consulting Fee nor any other payment under this Agreement shall be made or permitted or required to be made if the making of such payment is prohibited under the terms of the Credit Agreement, and the Consultant shall promptly turn over any such payment received in violation of the Credit Agreement to the Company (or, if an "Event of Default" (as defined in the Credit Agreement) has occurred and is continuing, directly to the Administrative Agent prior to repayment in full of the "Obligations" (as defined in the Credit Agreement) and termination of all commitments to lend under the Credit Agreement. Furthermore, without the express written consent of the Administrative Agent, the Consultant shall not be entitled to any payments under Section 6(b) of this Agreement if the transaction giving rise to such payment occurs in connection with an exercise of remedies pursuant to the

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Credit Agreement. Until repayment in full of all Obligations and termination of all commitments to lend under the Credit Agreement, this Section 21 shall not be modified without the express written consent of the Administrative Agent.

                                      * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Consulting Services
Agreement to be duly exercised by their authorized representatives as of the date first above written.

                                         T-NETIX, INC.

                                         By: /s/ Lewis Schoenwetter
                                         Title: Vice President

                                         EVERCOM SYSTEMS, INC.

                                         By: /s/ Lewis Schoenwetter
                                         Title: Vice President

                                         H.I.G. CAPITAL,LLC

                                         By: /s/ Sami Mnaymneh
                                         Title: Managing Director